As Filed with the Securities and Exchange Commission on November 14, 2011

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2011 (April 8, 2011)

MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
 St. Louis, Missouri 63167
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Recast Annual Report.

On April 8, 2011, Monsanto Company (the “company”) filed a Current Report on Form 8-K (the “Form 8-K”) that revised portions of the Annual Report on Form 10-K of the company for the year ended Aug. 31, 2010 (the “Annual Report”), which was filed with the United States Securities and Exchange Commission on Oct. 27, 2010, to retrospectively reflect subsequent changes in the company’s operating segments, which occurred in February 2011.

The change in operating segments had no impact on the company’s reportable segments or the company’s historical consolidated financial position, results of operations or cash flows.  The recast historical financial information in the Form 8-K did not represent an amendment to or restatement of the company’s fiscal year 2010 consolidated financial statements as previously issued in the Annual Report.

On November 14, 2011, the company filed an amendment to the Annual Report that amended and restated its financial information for fiscal years 2010 and 2009.  Accordingly, the Exhibits filed to the Form 8-K have been superseded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  Nov. 14, 2011

MONSANTO COMPANY
By:	/s/ Nicole M. Ringenberg
	Name:	Nicole M. Ringenberg
	Title:	Vice President and Controller